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                                                                    EXHIBIT 10.3

                         Credence DUO Rental Agreement

This Credence DUO Tester Rental Agreement ("Agreement") is entered into as of May 5, 1999 ("Effective Date") by and between Artest Corporation, with offices at 678 Almanor Avenue, Sunnyvale, CA 94086 ("Artest") and MMC Networks Inc., with offices at 1134 East Arques Avenue, Sunnyvale, CA 94086 ("MMC").

Whereas, Artest agrees to provide engineering rental time on one high-pincount Credence DUO to MMC;

Now, therefore, the parties hereto agree as follows:

1.  Terms and Conditions

A.  The duration of this Agreement is 12 months from the Effective Date.
B.  This Agreement is renewable with mutual consent of both parties.
C.  [*].
D. Artest will make all reasonable efforts to provide additional hours to MMC if needed.
E.  [*].
F. Artest to make all reasonable efforts to provide capacity and tester configuration based on MMC's forecasts. Artest and MMC to mutually agree on future capacity and tester configuration.
G. In the event that MMC notifies Artest that it will not utilize the minimum number of hours per week, Artest will make all reasonable efforts to sell the tester time to another party. MMC will not be invoiced for any time that Artest is able to resell.
H.  Artest will invoice MMC on a monthly basis; payment terms are NET30.
I.  MMC will submit purchase orders based on their fiscal quarters.
J. All precautions will be taken by Artest to insure that the tester and equipment are in excellent condition. If any damage to the tester and associated equipment is caused by MMC personnel during usage, then MMC will assume responsibility for repair charges after MMC verifies cause of damage in association with Artest.
K. The validity, performance and construction of this Agreement shall be governed by the laws of the State of California, U.S.A.

Accepted and Agreed:

Artest Corporation                          MMC Networks

Signature: /s/ Suheil Samaan                Signature: /s/ Sena Reddy
           -----------------                           -------------------

Name:  Suheil Samaan                        Name:  Sena Reddy

Title: Vice President, Operations           Title: Executive Vice President of
                                                   Operations
Date:  May 5, 1999                          Date:  May 14, 1999

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